UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2012, 1st United Bancorp, Inc. (the “Registrant”) completed its acquisition of Anderen Financial, Inc., a Florida corporation (“AFI”), and its wholly-owned subsidiary Anderen Bank, a Florida-chartered commercial bank (“Anderen”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 24, 2011, by and among the Registrant, AFI, and Anderen. In accordance with the Merger Agreement, the Registrant acquired AFI through (i) the merger of AFI with and into the Registrant and (ii) the subsequent merger of Anderen with and into 1st United Bank (collectively, the “Merger”). The Registrant was the surviving financial holding company and 1st United Bank was the surviving bank following the Merger. The Merger became effective at 9:00 a.m. Eastern Time on April 1, 2012 (the “Effective Time”).

Pursuant to the terms of the Merger Agreement, each share of AFI common stock, $0.01 par value per share (excluding shares held by AFI, Bancorp, or any subsidiaries of either AFI or Bancorp, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters’ rights, if any), was cancelled and automatically converted into the right to receive cash, common stock of the Registrant, or a combination of cash and common stock of the Registrant, and cash in lieu of fractional shares, as applicable. AFI shareholders could elect to receive cash, stock, or a combination of 50% cash and 50% stock, provided, however, that each such election was subject to mandatory allocation procedures to ensure the total consideration was approximately 50% cash and 50% stock. The value of the Per Share Consideration (the value of the consideration paid in exchange for each share of AFI common stock, as such term is defined in the Merger Agreement) was $7.728. The total value of the consideration paid to AFI shareholders was $38,250,443, which consisted of approximately $19,125,222 in cash and 3,140,430 shares of the Registrant’s common stock.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on October 24, 2011 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Pursuant to the terms of the Merger Agreement, the Board of Directors of the Registrant increased the size of the Board by one and appointed Derek C. Burke as an independent director to serve on the Registrant’s Board of Directors. The appointment was effective immediately after the Effective Time of the Merger on April 1, 2012. The Board of Directors does not expect at this time that it will appoint Mr. Burke to any committees of the Board.

Mr. Burke was appointed as a director by the Board pursuant to Section 7.21(a)(1) of the Merger Agreement which required the Registrant to increase the size of its Board to 12 directors and take all necessary action to appoint one qualified, independent director from the former AFI Board of Directors to serve on both the Registrant’s and 1st United Bank’s Board of Directors. Mr. Burke is not party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. The Registrant has not entered into any material compensatory plan, contract or arrangement with Mr. Burke that would require disclosure under Item 5.02 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 1, 2012, the Registrant issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item 9.01, the Registrant intends to file such financial statements in an amendment to this Current Report on Form 8-K not later than June 16, 2012.

(d)	Exhibits.

2.1

Agreement and Plan of Merger, dated October 24, 2011, by and among 1st United Bancorp, Inc., Anderen Financial, Inc., and Anderen Bank – incorporated herein by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K (filed 10/24/12) (No. 001-34462).

99.1	Press Release, dated April 2, 2012, announcing the completion of the merger of 1st United Bancorp, Inc., Anderen Financial, Inc., 1st United Bank, and Anderen Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	April 2, 2012	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 24, 2011, by and among 1st United Bancorp, Inc., Anderen Financial, Inc., and Anderen Bank – incorporated herein by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K (filed 10/24/12) (No. 001-34462).

99.1	Press Release, dated April 2, 2012, announcing the completion of the merger of 1st United Bancorp, Inc., Anderen Financial, Inc., 1st United Bank, and Anderen Bank.